POWER OF ATTORNEY


             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy J. Schmitt and Graham M. Clark, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which they and each of them may deem necessary or advisable to enable Newmont Mining Corporation (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of up to, and including, 60,000 pre-split shares of Common Stock of the Company including power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of the Company) to a Registration Statement on Form S-8 or such other form as may be appropriate, and to any and all amendments, including post-effective amendments, to such

   Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

             IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 16th day of March, 1994.




                  Signature                                            Title

                  /s/      Rudolph I.J. Agnew                          Director
                           Rudolph I.J. Agnew

                  /s/      John P. Bolduc                              Director
                           John P. Bolduc
                  /s/      Ronald C. Cambre                            Chief Executive Officer and Vice
                           Ronald C. Cambre                            Chairman and Director (Principal
                                                                       Executive Officer)

                  /s/      Joseph P. Flannery                          Director
                           Joseph P. Flannery
                  /s/      Thomas A. Holmes                            Director
                           Thomas A. Holmes

                  /s/      Gordon R. Parker                            Chairman and Director
                           Gordon R. Parker

                  /s/      T. Peter Philip                             President and Chief Operating Officer and
                           T. Peter Philip                             Director
                  /s/      Robin A. Plumbridge                         Director
                           Robin A. Plumbridge

                  /s/      William I.M. Turner, Jr.                    Director
                           William I.M. Turner, Jr.
                  /s/      Wayne W. Murdy                              Senior Vice President and Chief
                           Wayne W. Murdy                              Financial Officer (Principal
                                                                       Financial Officer)

                  /s/      Gary E. Farmar                              Vice President and Controller
                           Gary E. Farmar                              (Principal Accounting Officer)

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